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                                                                   EXHIBIT 10.79


                      TOWER SPACE AND SITE LEASE AGREEMENT

         This Tower Space and Site Lease Agreement is made and entered into this 1st day of November, 1999 by and between Lee Enterprises, Incorporated ("Lee"), Sandia Television Corporation ("Sandia Corp.") and ACME Television of New Mexico, LLC ("ACME").

                              W I T N E S S E T H

         WHEREAS, Lee, Sandia Corp. and Ramar Communications, Inc. ("Ramar") entered into a Transmitter Building Lease Agreement dated December 12, 1994 (the "Transmitter Building Lease") allowing for the use and rental by Ramar of a transmitter building located on Sandia Crest, Bernalillo County, N.M. ("Sandia Crest"); and

         WHEREAS, Lee and Ramar entered into a Tower Lease Agreement dated December 12, 1994 (the "Tower Lease") allowing for the transmission of television station KASY-TV (Channel 50) from Lee's tower located on Sandia Crest; and

         WHEREAS, Lee and Ramar entered into an Equipment Lease Agreement dated December 12, 1994 (the "Equipment Lease") allowing for the use and rental of certain television equipment, including a transmitter and other broadcast equipment; and

         WHEREAS, ACME has entered into an agreement (the "KASY Purchase Agreement) to purchase from Ramar, television station KASY-TV (Channel 50) and all necessary permits and licenses necessary to transmit its signal and the consummation of that transaction (the "Closing") is expected to occur on or before December 3, 1999; and

         WHEREAS, ACME desires to receive an assignment from Ramar of the Transmitter Building Lease, the Tower Lease and the Equipment Lease, but only as it pertains to certain transmission equipment; and

         WHEREAS, Sandia Corp. and Lee are agreeable to such assignments under the terms and conditions set forth in this Agreement.

         NOW; THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. Tower Lease: Lee hereby accepts the assignment of the Tower Lease from Ramar to ACME effective as of the earlier of the Closing of the KASY Purchase Agreement or December 3, 1999. Pursuant to Section 4(b) of the Tower Lease, the parties agree, however, that the monthly rental amount shall equal $2,232 as of November 1, 1999. The rent amount shall be adjusted annually to match the "current market value" as defined in Section 4(b) of the Tower lease.

         2. Transmitter Building Lease: Sandia Corp. and Lee hereby accept the assignment of the Transmitter Building Lease from Ramar to ACME effective as of the earlier of the Closing of the KASY Purchase Agreement or December 3, 1999. ACME agrees to abide


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by the terms of the Transmitter Building Lease and to assume and fulfill
Ramar's obligations thereunder. The rental amount shall be determined pursuant to Section 4(b) of the Transmitter Building Lease. That amount is estimated at $3,063.87 per month effective November 1, 1999.

         3. Equipment Lease: Lee hereby accepts the assignment of the Equipment Lease from Ramar to ACME effective on the earlier of the Closing or December 3, 1999 until September 30, 2000. ACME may extend the Equipment Lease for an additional one year period by providing Lee with at least 60 days prior written notice before the end of the original lease term.

         a. The monthly rental amount will equal $3,000 effective November 1, 1999.

         b. Only the Transmitter Equipment, as defined in Exhibit A of the Equipment Lease, shall be subject to this assignment. The Studio Equipment, as defined in Exhibit A of the Equipment Lease, shall not be included in the Equipment Lease and shall revert to Lee on or prior to December 3, 1999.

         c. ACME agrees to abide by the terms of the Equipment Lease and to assume and fulfill Ramar's obligations thereunder.

         d. The purchase option described in Section 4 of the Equipment Lease must be exercised by ACME at the end of the lease term if either the Tower Lease or the Transmitter Building Lease (described in Sections 1 and 2 above) are still in effect.

         e. ACME may terminate the Equipment Lease by providing Lee with at least 30 days advance written notice.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LEE ENTERPRISES,                             ACME TELEVISION OF NEW MEXICO, LLC
INCORPORATED


By: /s/ Colleen Brown                        By:
    -------------------------------              -------------------------------
    Colleen Brown                                Tom Allen
    President - Broadcast Group                  Executive Vice President

SANDIA TELEVISION CORPORATION


By:
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